                                                                   EXHIBIT 11.1


                               SEQUA CORPORATION
      CALCULATION OF PRIMARY AND FULLY DILUTED EARNINGS (LOSS) PER SHARE
               (Amounts in thousands, except earnings per share)

                                                           (Unaudited)
                                                       For the Six Months
                                                          Ended June 30  ,
                                                        -----------------
                                                         1997       1996
                                                         ----       ----
  PRIMARY
  -------

     Earnings (loss)
       Net income (loss)                              $  6,080    $ (5,138)
       Preferred stock dividends                        (1,525)     (1,583)
                                                      --------    --------
       Net income (loss) applicable to common
         shareholders                                 $  4,555    $ (6,721)
                                                      ========    ========

     Shares
       Common and common equivalent shares               9,988       9,867
                                                      ========    ========

     Primary earnings (loss) per common share         $    .46    $   (.68)
                                                      ========    ========

  SHARES
  ------

     Weighted average common shares outstanding          9,940       9,867
     Common shares issuable in respect to common
       stock equivalents, with a dilutive effect            48        -
     Common and common equivalent shares                 9,988       9,867
                                                      ========    ========

* FULLY DILUTED
  -------------

     Earnings (loss)
       Net income (loss)                              $  6,080    $ (5,138)
                                                      ========    ========

     Shares
       Common and common equivalent shares              10,820      10,705
                                                      ========    ========

     Fully diluted earnings (loss)
       per common share                               $    .56    $   (.48)
                                                      ========    ========

  SHARES
  ------

     Weighted average common shares outstanding          9,940       9,867
     Preferred stock assumed to be converted               807         838
     Common shares issuable in respect to common
       stock equivalents, with a dilutive effect            73        -
                                                      --------    --------
     Common and common equivalent shares                10,820      10,705
                                                      ========    ========


(*)The 1997 and 1996 fully diluted earnings (loss) per share calculations are anti-dilutive; therefore, fully diluted losses per share have not been presented in the Consolidated Statement of Income.

                                                                   EXHIBIT 11.1


                               SEQUA CORPORATION
      CALCULATION OF PRIMARY AND FULLY DILUTED EARNINGS (LOSS) PER SHARE
               (Amounts in thousands, except earnings per share)

                                                           (Unaudited)
                                                       For the Three Months
                                                          Ended June 30  ,
                                                        -----------------
                                                         1997       1996
                                                         ----       ----
  PRIMARY

     Earnings (loss)
       Net income (loss)                              $  4,555    $ (1,385)
       Preferred stock dividends                          (762)       (792)
                                                      --------    --------
       Net income (loss) applicable to common
         shareholders                                 $  3,793    $ (2,177)
                                                      ========    ========

     Shares
       Common and common equivalent shares              10,020       9,867
                                                      ========    ========

     Primary earnings (loss) per common share         $    .38    $   (.22)
                                                      ========    ========

  SHARES
  ------

     Weighted average common shares outstanding          9,963       9,867
     Common shares issuable in respect to common
       stock equivalents, with a dilutive effect            57        -
                                                      --------    --------
     Common and common equivalent shares                10,020       9,867
                                                      ========    ========

* FULLY DILUTED
  -------------

     Earnings (loss)
       Net income (loss)                              $  4,555    $ (1,385)
                                                      ========    ========

     Shares
       Common and common equivalent shares              10,843      10,705
                                                      ========    ========

     Fully diluted earnings (loss)
       per common share                               $    .42    $   (.13)
                                                      ========    ========

  SHARES
  ------

     Weighted average common shares outstanding          9,963       9,867
     Preferred stock assumed to be converted               807         838
     Common shares issuable in respect to common
       stock equivalents, with a dilutive effect            73        -
                                                      --------    --------
     Common and common equivalent shares                10,843      10,705
                                                      ========    ========


(*)The 1997 and 1996 fully diluted earnings (loss) per share calculations are anti-dilutive; therefore, fully diluted losses per share have not been presented in the Consolidated Statement of Income.